Exhibit 99.1

FRANCIS M. GREGOREK (144785)

gregorek@whafh.com

BETSY C. MANIFOLD (182450)

manifold@whafh.com

RACHELE R. RICKERT (190634)

rickert@whafh.com

WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP

Symphony Tower

750 B Street, Suite 2770

San Diego, CA 92101

Telephone: 619/239-4599

Facsimile: 619/234-4599

STEPHEN R. BASSER (121590)

sbasser@barrack.com

BARRACK, RODOS & BACINE

402 West Broadway, Suite 850

San Diego, CA 92101

Telephone: 619/230-0800

Facsimile: 619/230-1874

Christopher H. McGrath (149129)

Kimberley A. Donohue (247027)

PAUL, HASTINGS, JANOFSKY & WALKER LLP

4747 Executive Drive, 12th Floor

San Diego, CA 92121

Telephone: 858/458-3000

Facsimile: 858/458-3005

chrismcgrath@paulhastings.com

kimberleydonohue@paulhastings.com

Co-Lead Counsel for Plaintiffs	Attorneys for Nominal Defendant VeriSign, Inc.

[Additional Counsel Appear on Signature Page]

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

In re VERISIGN, INC. DERIVATIVE	)	Master File No. C-06-4165-PJH
LITIGATION	)
	)	STIPULATION AND AGREEMENT OF
	)	SETTLEMENT OF LITIGATION
)
This Document Relates To:	)
)
)
All Actions	)
)
)

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

This Stipulation and Agreement of Settlement of Litigation, dated January 27, 2010 (the “Settlement Agreement”), is submitted pursuant to Federal Rule of Civil Procedure 23.1. Subject to approval of the District Court, this Settlement Agreement is entered into on behalf of and among (1) plaintiffs in the above-captioned action; (2) plaintiffs in the related Santa Clara Action, as defined infra; (3) plaintiffs in the related State Derivative Action, as defined infra; (4) individual defendants Stratton D. Sclavos, Quentin P. Gallivan, Richard A. Yanowitch, Dana L. Evan, Arnold Schaeffer, Diana S. Keith, Robert J. Korzeniewski, Anil H. P. Pereira, F. Terry Kremian, D. James Bidzos, William Chenevitch, David J. Cowan, Michelle Guthrie, Scott G. Kriens, Len J. Lauer, Roger H. Moore, Edward A. Mueller, Gregory L. Reyes, William A. Roper, Jr., Louis A. Simpson, Timothy Tomlinson and Kevin R. Compton; and (5) nominal defendant, VeriSign Inc., including its predecessors, successors, subsidiaries, affiliates, divisions, and assigns (“VeriSign” or the “Company”), by and through their respective counsel. Unless otherwise defined herein, capitalized terms used in this Settlement Agreement shall have the meanings as set forth below under “Definitions.”

The intent of this Settlement Agreement is to resolve on a global basis any and all claims regarding VeriSign’s historical stock options granting practices, including those asserted or that could have been asserted in this Federal Action; in a related state court derivative action filed in the Superior Court of California, County of Santa Clara (the “State Court”), captioned Port Authority of Allegheny County v. Bidzos, Case No. 1:06-CV-069192 (defined herein as the “State Derivative Action”); and in a related state court putative class action filed in the State Court, consolidated as In re VeriSign, Inc. Options Litigation, Case No. 1-07-CV-085890 (defined herein as the “Santa Clara Action”). After the Federal Court enters a Judgment approving the Settlement Agreement and dismissing the Federal Action with prejudice, counsel in the related State Derivative Action and counsel in the related Santa Clara Action will execute and cause to be filed in both the State Derivative Action and the Santa Clara Action dismissals with prejudice.

I. FACTUAL AND PROCEDURAL BACKGROUND

Beginning in May 2006 various periodicals published reports that a number of companies, including VeriSign, appeared to have granted options to employees and executives at times

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

preceding increases in the companies’ stock prices. Based on those reports and their own investigations and analysis, plaintiffs filed their initial complaints in this Court and in the State Court.

In June 2006, the Securities and Exchange Commission (“SEC”) requested the voluntary production of documents related to VeriSign’s practices and procedures for granting stock options. Also in June 2006, the U.S. Attorney’s Office for the Northern District of California issued a grand jury subpoena related to the same issues. During that time period, the SEC and U.S. Attorney’s Office were reviewing the historic option granting practices at numerous companies across the country. By letter dated October 29, 2007, the staff of the SEC formally notified the Company that its investigation concerning the Company’s historical stock option granting practices had been terminated and that no enforcement action was recommended to the SEC.

On June 27, 2006, VeriSign announced that prior to receiving the SEC request for production of documents or the grand jury subpoena, it had commenced an internal review and analysis of its historical stock option grants. VeriSign further publicly disclosed that the internal review and analysis of its historical stock option grants was conducted by a subset of directors who had not served on the Compensation Committee before 2005 (the “Ad Hoc Group”). The Ad Hoc Group retained Cleary Gottlieb Steen & Hamilton LLP as independent outside counsel as well as a group of forensic accountants in the course of conducting its investigation.

On November 21, 2006, VeriSign announced that it was restating its financial results for the years and interim periods from 2001-2005 and for the first quarter of 2006 (“Restatement”). VeriSign’s Restatement was filed on July 12, 2007.

VeriSign’s July 12, 2007 Restatement disclosed that the Company was restating its consolidated balance sheet as of December 31, 2005, the related consolidated statements of income, stockholders’ equity, comprehensive income and cash flows for each of the fiscal years ended December 31, 2005 and December 31, 2004, the unaudited quarterly financial information and financial statements for interim periods of 2005, and the unaudited condensed financial statements for the three months ended March 31, 2006 because of the results of the Ad Hoc Group’s review into VeriSign’s stock option accounting.

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

A. Federal Derivative Actions

On July 5, 2006, Plaintiff Ruthy Parnes filed a derivative action in the District Court alleging claims on behalf of VeriSign against certain of its current and former officers and directors arising from or relating to the granting of stock options with the Company from 1998 through 2003.

On or about August 14, 2006, Plaintiff Port Authority filed derivative actions in the District Court and in the State Court, also alleging claims on behalf of VeriSign against certain of its current and former officers and directors arising from or relating to the granting of stock options of the Company from 1998 through 2003.

On October 6, 2006, the actions commenced in the District Court by Plaintiffs Ruthy Parnes and the Port Authority were consolidated for all purposes, and the firms of Barrack, Rodos & Bacine and Wolf Haldenstein Alder Freeman & Herz LLP, were appointed Lead Counsel, after which a Verified Consolidated Amended Shareholder Derivative Complaint was filed by the Federal Plaintiffs on November 20, 2006, asserting the derivative claims against the Individual Defendants and KMPG LLP on behalf of VeriSign.

On February 5, 2007, nominal defendant VeriSign filed a Motion to Dismiss the Federal Plaintiffs’ Consolidated Amended Shareholder Derivative Complaint. On the same day, the Individual Defendants filed a Motion to Dismiss Counts I-XIII and XVII-XIX of the Federal Plaintiffs’ Consolidated Amended Shareholder Derivative Complaint. And on February 12, 2007, defendant KPMG LLP filed a Motion to Compel Mediation and/or Arbitration and to Dismiss KPMG LLP or Stay Proceedings as to KPMG LLP.

On March 22, 2007, Plaintiffs filed their oppositions to the Individual Defendants’ Motion to Dismiss and to nominal defendant VeriSign’s Motion to Dismiss. The Federal Plaintiffs also filed their opposition to defendant KPMG’s Motion to Compel Mediation and/or Arbitration and to Dismiss KPMG LLP or Stay Proceedings as to KPMG LLP on that same date. Afterwards, the Individual Defendants, nominal defendant VeriSign and defendant KPMG LLP filed their respective replies to the Federal Plaintiffs’ oppositions to their motions.

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

A hearing on the respective motions to dismiss and to compel arbitration was held on May 23, 2007, before the Honorable Phyllis J. Hamilton, United States District Court Judge for the Northern District of California. On September 14, 2007, the District Court granted in part and denied in part the motions to dismiss filed by the Individual Defendants and VeriSign, and granted defendant KPMG LLP’s Motion to Compel.

On November 16, 2007, the Federal Plaintiffs filed their Second Amended Shareholder Derivative Complaint against the Individual Defendants on behalf of nominal defendant VeriSign.

B. State Court Derivative Action

On August 14, 2006, Plaintiff Port Authority filed a derivative action in the State Court, also alleging claims on behalf of VeriSign against certain of its current and former officers and directors arising from or relating to the granting of stock options of the Company from 1998 through 2003.

On March 5, 2007 the parties stipulated, and on March 7, 2007 the State Court ordered, that the State Derivative Action be stayed pending the outcome of the Federal Action.

C. State Court Class Actions

Between May 15, 2007 and October 3, 2007, the Santa Clara Action Plaintiffs filed direct actions in the State Court, alleging the Company and certain of its current and former officers and directors breached their fiduciary duties as a result of their granting of stock options from 1998 through 2003.

On June 25, 2007, VeriSign removed the first-filed Santa Clara Action to the District Court. On July 19, 2007, VeriSign removed the second-filed Santa Clara Action to the District Court. In response, the Santa Clara Action Plaintiffs filed and served Motion(s) for Remand of Action Pursuant to 28 U.S.C. § 1447 for Lack of Subject Matter Jurisdiction (the “Remand Motions”). On October 3, 2007, after briefing and oral argument on the Remand Motions, the District Court granted the Remand Motions and remanded the actions to the State Court.

On November 5, 2007, pursuant to the stipulation of the parties, the State Court issued an Order consolidating the recently remanded actions with a third-filed action and establishing a briefing schedule on the filing of a consolidated complaint and defendants’ response thereto (the

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

“Consolidation Order”). Pursuant to the Consolidation Order, on December 3, 2007, the Santa Clara Action Plaintiffs filed their Consolidated Complaint, to which defendants demurred on February 29, 2008, in part on the basis that the underlying claims were derivative in nature and could not be asserted as direct claims or in the form of a class action. After full briefing and hearing on defendants’ Demurrers, on August 1, 2008, the State Court sustained defendants’ Demurrers with leave to amend. However, during the hearing before the Honorable Jack Komar, Judge of the Santa Clara County Superior Court, the Court stated that while it was granting leave to amend, it believed Santa Clara Action Plaintiffs’ allegations were derivative, not direct, in nature.

D. Settlement Discussions

Meanwhile, during the litigation, VeriSign’s Counsel, counsel for the Individual Defendants, Federal Plaintiffs’ Counsel and Santa Clara Action Plaintiffs’ Counsel engaged in numerous settlement discussions and negotiations commencing in November, 2007, including meetings in person among respective counsel in Washington D.C. on January 7, 2008 and October 1, 2008, and numerous related telephonic conference calls.

As a result of these numerous and detailed discussions, Federal Plaintiffs’ Counsel, Santa Clara Action Plaintiffs’ Counsel, the Individual Defendants’ Counsel and VeriSign’s Counsel reached an agreement on all substantive terms of a settlement among the parties, including the institution of certain corporate governance reforms and procedures as more further discussed below in paragraph 2.8. Thereafter, counsel for the respective parties negotiated an appropriate, fair and reasonable amount of attorneys’ fees, ultimately agreeing that VeriSign would pay, subject to court approval, attorneys’ fees of $750,000, to be allocated by Federal Plaintiffs’ Counsel among counsel for Plaintiffs.

II. BENEFITS OF SETTLEMENT

Based on their investigations and assessments of the claims, VeriSign and Plaintiffs believe that the settlement of the Actions provided for herein, including significant corporate governance reforms and procedures, among other things, provides substantial benefits to VeriSign, is reasonable and fair, and is in the best interest of the Company. In agreeing to this Settlement,

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

VeriSign and Plaintiffs have considered: (a) the facts developed through their investigations and evaluation of the relevant law, (b) the attendant risks and uncertainty of litigation, as well as the burdens and delay inherent in such litigation, (c) the Individual Defendants’ defenses, (d) the substantial cost to the Company of continuing litigation arising from or relating to allegations in the Actions, (e) the substantial benefits to VeriSign, and (f) the conclusion of VeriSign and Plaintiffs that, under the circumstances, the terms and conditions of this Settlement as set forth below are fair, reasonable, adequate, and in the best interests of the Company. VeriSign and the Individual Defendants acknowledge that the Federal Action, the Santa Clara Action and the efforts of Plaintiffs’ counsel in prosecuting the Actions were considered by VeriSign’s Board and the Ad Hoc Committee in evaluating the remedial steps the Company should take and were factors that influenced those deliberations and produced the agreed upon remedial measures recited herein.

III. SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants and VeriSign have denied, and continue to deny, having committed, aided or attempted to commit any violations of law, regulation, or duty, or having otherwise acted improperly. The Individual Defendants and VeriSign have agreed to the Settlement Agreement to eliminate the expenses, burdens, and risks associated with further litigation of the Actions. VeriSign has agreed to this Settlement because it would eliminate the expenses and burdens of litigation and confer significant benefits upon VeriSign such that it is in the Company’s best interest.

In light of these considerations, VeriSign, Plaintiffs, and the Individual Defendants, through their respective counsel, engaged in arm’s-length negotiations and have agreed to the Settlement, the terms of which are entirely set forth in this Settlement Agreement.

IV. SETTLEMENT TERMS

NOW, THEREFORE, it is hereby stipulated and agreed, by and among the Parties to this Settlement Agreement, through their respective attorneys, subject to approval of the District Court, that all Released Claims, shall be compromised, settled, released, and dismissed with prejudice, upon and subject to the terms and conditions of this Settlement Agreement, as follows:

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

1. Definitions

As used in the Stipulation the following terms have the meanings specified below:

1.1 “Actions” means collectively the above-captioned consolidated Federal Action, and all actions consolidated therein; the State Derivative Action; and the Santa Clara Action, and all actions consolidated therein, each as defined herein.

1.2 “Board” means the Board of Directors of VeriSign.

1.3 “Defendants” means the Individual Defendants and the Nominal Defendant VeriSign, collectively.

1.4 “District Court” means the United States District Court for the Northern District of California.

1.5 The “Effective Date” of this Settlement shall be the date when all the following shall have occurred:

(a) The District Court has entered a Judgment, substantially in the form of Exhibit C attached hereto, granting final approval to this Settlement Agreement and dismissing the Federal Action with prejudice, and such Judgment has become Final, as defined in paragraph 1.9 below;

(b) Dismissal of the State Derivative Action with prejudice; and

(c) Dismissal of the Santa Clara Action with prejudice.

1.6 “Federal Action” means the above-captioned action.

1.7 “Federal Plaintiffs” means Ruthy Parnes and the Port Authority of Allegheny County Retirement and Disability Allowance Plan for Employees Represented by Local 85 of the Amalgamated Transit Union (“Port Authority”).

1.8 “Federal Plaintiffs’ Counsel” means Barrack, Rodos & Bacine, 600 West Broadway, Suite 900, San Diego, CA 92101 and Wolf Haldenstein Adler Freeman & Herz LLP, Symphony Towers, 750 B Street, Suite 2770, San Diego, CA 92101.

1.9 “Final” means: (i) the date of final affirmance on any appeal of the Judgment; (ii) the date of final dismissal of any appeal of the Judgment; or (iii) if no appeal is filed, the expiration date of the time for filing or noticing any appeal of the Judgment. Any proceeding,

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

order, or any appeal pertaining solely to an application for attorneys’ fees, costs, or expenses, shall not in any way delay or preclude a Judgment from becoming Final.

1.10 “Individual Defendants” means Stratton D. Sclavos, Quentin P. Gallivan, Richard A. Yanowitch, Dana L. Evan, Arnold Schaeffer, Diana S. Keith, Robert J. Korzeniewski, Anil H. P. Pereira, F. Terry Kremian, D. James Bidzos, William Chenevitch, David J. Cowan, Michelle Guthrie, Scott G. Kriens, Len J. Lauer, Roger H. Moore, Edward A. Mueller, Gregory L. Reyes, William A. Roper, Jr., Louis A. Simpson, Timothy Tomlinson and Kevin R. Compton.

1.11 “Individual Defendants’ Counsel” refers to the parties’ respective counsel who are also signatories to this Settlement Agreement.

1.12 “Judgment” means the Order and Judgment of the District Court granting final approval to this Settlement Agreement, substantially in the form of Exhibit C attached hereto.

1.13 “Notice” means the Notice of Pendency and Settlement of Shareholder Derivative Actions, substantially in the form attached hereto as Exhibit B.

1.14 “Notice Administrator” means the entity that VeriSign designates to provide Notice to shareholders.

1.15 “Parties” means the Individual Defendants, VeriSign, and the Federal and Santa Clara Action Plaintiffs, collectively.

1.16 “Plaintiffs” means the Federal Plaintiffs, the State Derivative Action Plaintiffs and the Santa Clara Action Plaintiffs, collectively.

1.17 “Preliminary Order” means the order preliminarily approving the Settlement Agreement and the form of Notice.

1.18 “Related Persons” means: (1) members of the immediate family of each of the Individual Defendants; (2) each of the Individual Defendants’ heirs, executors, estates, or administrators, any entity in which an Individual Defendant and/or any member(s) of his or her immediate family has or had a controlling interest, or any trust of which any Individual Defendant is or was the settlor or which is or was for the benefit of any Individual Defendant and/or member(s) of his or her immediate family; (3) each of the Individual Defendants’ present and former attorneys, legal representatives, and assigns in connection with the Actions; and (4) all past

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

and present directors, officers, agents, advisors, accountants, auditors, employees, affiliates, predecessors, successors, parents, subsidiaries, divisions, assigns, and attorneys for VeriSign and their counsel.

1.19 “Released Claims” means all claims, debts, demands, rights, liabilities and causes of action, known or unknown, suspected or unsuspected, asserted or that could have been asserted by VeriSign, and by any of the Plaintiffs derivatively or on behalf of VeriSign, against each and every Defendant in the Actions, against any Related Persons, or against VeriSign, whether based on any federal, state, common, or any other type of law, rule and/or regulation, including any claims under the Securities Exchange Act of 1934, that arises out of, is in connection with, relates to, or is based upon VeriSign’s historical stock option granting practices, whether in whole or in part, directly or indirectly, in any way, including but not limited to, the facts, transactions, events, occurrences, acts, disclosures, oral or written statements, representations, filings, publications, disseminations, accounting or compensation practices or procedures, granting or exercise of stock options, or omissions through and including the date of execution of this Settlement Agreement. Notwithstanding the foregoing, the term “Released Claims” does not include claims regarding VeriSign’s statutory or contractual obligations to provide indemnification or advancements, or claims for recovery under any applicable insurance policies, nor does “Released Claims” include any direct shareholder claims against VeriSign or any of its officers or directors to recover damages arising from the purchase of shares directly from VeriSign, or on the open market, arising from or caused by any alleged false or misleading statement by VeriSign or any of its officers, agents, accountants, or directors, including by reason of the back-dating of stock options or the revelation thereof.

1.20 “Restatement” means the Form 10-K for the fiscal year ended December 31, 2006, filed by VeriSign on July 12, 2007.

1.21 “Santa Clara Action” means the actions pending in the State Court, consolidated as In re VeriSign, Inc. Options Litigation, Case No. 1-07-CV-085890, to which, along with the Federal Action and the State Derivative Action, this Settlement Agreement applies.

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

1.22 “Santa Clara Action Plaintiffs” means Lofti Mehdian, August T. Pace, and Thomas Mykityshyn.

1.23 “Santa Clara Action Plaintiffs’ Counsel” means Stull, Stull & Brody, 10940 Wilshire Boulevard, Suite 2300, Los Angeles, California 90024.

1.24 “Settlement” means the settlement contemplated by this Settlement Agreement.

1.25 “Settlement Hearing” means the settlement hearing before the District Court to consider the adequacy, fairness, and reasonableness of this Settlement Agreement, and whether the agreement for payment of attorneys’ fees and expenses should be approved.

1.26 “State Court” refers to the Superior Court of Santa Clara County, California.

1.27 “State Derivative Action” means the action pending in the State Court, captioned Port Authority of Allegheny County v. Bidzos, Case No. 1:06-cv-069192, to which, along with the Federal Action and the Santa Clara Action, this Settlement Agreement applies.

1.28 “State Derivative Action Plaintiff” means the Port Authority.

1.29 “State Derivative Action Plaintiff’s Counsel” means Barrack, Rodos & Bacine, 600 West Broadway, Suite 900, San Diego, CA 92101.

1.30 “VeriSign’s Counsel” means Paul, Hastings, Janofsky & Walker LLP, 4747 Executive Drive, 12th Floor, San Diego, California 92121.

2. Settlement Of The Action

2.1 The consideration set forth below constitutes consideration for the global settlement of the Federal Action, the Santa Clara Action and the State Derivative Action (collectively the “Global Settlement”), and is in exchange for the releases and discharges provided therein. Pursuant to the Global Settlement, Defendants agree and VeriSign shall benefit from and receive the following:

2.2 VeriSign shall have fully implemented the stock option remedies as announced in VeriSign’s Restatement, which include each of the following:

(a) Former CEO: An option grant to the former CEO of 100,000 shares originally dated December 29, 2000 at an exercise price of $74.188 was modified to a new exercise price of $127.31.

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

(b) Former CEO: The February 2002 option grant to the former CEO of 600,000 shares originally dated February 21, 2002 at an exercise price of $22.71 was modified to a new exercise price of $26.31.

(c) Former CFO: An option grant to the CFO of 25,000 shares originally dated December 29, 2000 at an exercise price of $74.188 was modified to a new exercise price of $127.31.

(d) Former CFO: An option grant to the CFO of 125,000 shares originally dated August 1, 2000 at an exercise price of $151.25 was modified to a new exercise price of $165.22.

(e) Former CFO: An option grant to the CFO of 40,000 shares originally dated March 15, 2001 at an exercise price of $34.44 was modified to a new exercise price of $42.26. The CFO’s 409A tax election modified 1,667 of these options and the Board of Directors determined to modify the remaining 38,333 options.

(f) Former CFO: A grant to the CFO of 90,000 shares originally dated September 6, 2001 at an exercise price of $34.16 was modified to a new exercise price of $38.30. The CFO’s 409A tax election modified 11,250 of these options and the Board of Directors determined to modify the remaining 78,750 options.

(g) Former CFO: The February 2002 option grant to the CFO of 100,000 shares originally dated February 21, 2002 at an exercise price of $22.71 was modified to a new exercise price of $23.74.

2.3 VeriSign shall provide Federal Plaintiffs’ Counsel with documentation sufficient to demonstrate and confirm that the stock option remediation items announced in the Restatement, as listed above in paragraph 2.2, have been adequately implemented.

2.4 Henceforth, the re-pricing and/or replacing of stock option grants respecting VeriSign securities is expressly prohibited and shall not be permitted under any circumstances absent the approval of VeriSign’s shareholders under and pursuant to paragraph 24 of the VeriSign, Inc. 2006 Equity Incentive Plan (hereinafter “Plan”). VeriSign acknowledges that this Plan is the only plan under and pursuant to which stock options grants are currently made or

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

awarded and that any and all amendments to said Plan shall contain the language and defined terms as expressed in paragraph 2.5 of this Settlement Agreement.

2.5 The Individual Defendants and VeriSign expressly agree and confirm that Plan Sections 5.4 (“Exercise Price”) and 5.9 (“Modification, Extension or Renewal”), as well as the definitions contained in Section 27 of the Plan, shall be deemed interpreted to provide and require that the exercise price of any granted option respecting any VeriSign security must be at least the fair market value of the stock on the grant date. Plan Sections 5.4 and 5.9 state as follows:

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant; and (iii) the Exercise Price of an NQSO will not be less than 100% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 12.

5.9 Modification, Extension or Renewal. Subject to Section 18, the Committee may modify, extend or renew outstanding Options, or authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 for Options granted on the date the action is taken to reduce the Exercise Price.

2.6 Any exceptions to the aforesaid interpretation of the Plan, per Sections 5.4, 5.9, 24, and 27 must be expressed in writing and expressly incorporated clearly and specifically in the language of the Plan, immediately upon approval by VeriSign’s Board of Directors or the Board’s Compensation Committee and within a reasonable time in advance of the implementation of any stock option grant with notice to shareholders given via an appropriate filing with the Securities and Exchange Commission.

2.7 VeriSign shall produce documentation sufficient to evidence the implementation of its written internal guidelines for stock option grants.

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

2.8 For the entire period terminating on the third anniversary from the Effective Date of this Settlement, the following procedures and protocols shall be implemented and adhered to by the Company and on its behalf:

(a) Any VeriSign stock option grants to Section 16 employees will be made by or on behalf of VeriSign only at in-person or telephonic meetings of the Board or the Board’s Compensation Committee;

(b) Effective January 1, 2009, the Board shall receive corporate governance training either through in-house presentations or external director education programs;

(c) All stock options grants to Section 16 employees shall be timely disclosed in an appropriate form of filing with the Securities and Exchange Commission and such disclosures shall be posted on VeriSign’s company website within a reasonable time after such filings;

(d) VeriSign’s Chief Executive Officer or its Chairman of the Board shall attend the Company’s Annual Meeting of Shareholders. In the event the Chief Executive Officer or Chairman are incapacitated or otherwise unable to attend, the next most senior officer will appear at the Annual Meeting of Shareholders for the Company; and

(e) A VeriSign company representative shall attend its Annual Meeting of Shareholders in order to present information to or otherwise answer questions from VeriSign’s shareholders regarding its stock option Plan or practices.

2.9 Defendants shall provide certain previously agreed-upon confirmatory discovery, including, certain information regarding internal control policies, prior to any preliminary approval of this Settlement.

2.10 VeriSign acknowledges that the prosecution of the Actions was considered by VeriSign’s Board and Ad Hoc Group in evaluating and enacting remedial steps to be taken by the Company, and that the actions and efforts of Federal Plaintiffs’ Counsel and the Santa Clara Action Plaintiffs’ Counsel influenced the decision-making process and adoption of corporate governance reforms and policy changes contained in this Stipulation or in VeriSign’s Annual Report on Form 10-K dated July 12, 2007. VeriSign agrees to undertake the corporate governance

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

reforms and policy changes and the modifications of the grants of stock options described in paragraphs 2.8 and 2.2, respectively. Additionally, VeriSign further acknowledges that these corporate governance reforms and policy changes and the contractual obligation to maintain the new and existing policies confer a substantial benefit upon VeriSign as part of the Settlement.

3. Releases

3.1 In consideration for the value to VeriSign described above, and the Corporate Governance Reform and Policies set forth above, the Parties agree that as of the Effective Date, Plaintiffs, on their own behalf individually and derivatively on behalf of VeriSign, and VeriSign shall have, and by operation of the Judgments in the Actions shall be deemed to have, fully, finally, and forever released, relinquished, and discharged the Released Claims, including, without limitation: (a) all Released Claims against all defendants in the Actions, the Related Persons, and VeriSign, and (b) any and all claims, including unknown claims, arising out of, relating to, or in connection with the settlement and/or resolution of the Actions against all defendants in the Actions, the Related Persons, and VeriSign; provided, however, that nothing herein is meant to bar any claim relating solely to performance or enforcement of this Settlement Agreement or as otherwise exempted from the definition of “Released Claims” as noted in paragraph 1.19 above. Provided, however, that nothing set forth herein shall constitute a release by VeriSign of any current or former director or officer from the responsibility or requirement, if any, to repay any advance of defense costs (including, but not limited to, attorney fees) or other payments by VeriSign to defend against any proceeding, other than the Actions and the option grant-related inquiries by the U.S. Securities and Exchange Commission and U.S. Department of Justice. VeriSign expressly reserves the right to seek such repayment in proceedings other than the Actions and the option grant-related inquiries by the U.S. Securities and Exchange Commission and U.S. Department of Justice if such repayment is required or permitted under VeriSign’s articles of incorporation or by-laws, Delaware law, or any indemnification agreement, insurance policy, or similar agreement between VeriSign, its insurers, and/or any such Individual Defendant, Related Person, or other current or former officer or director.

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

3.2 Upon the occurrence of the Effective Date, each of the Individual Defendants shall have, and by operation of the Judgment in the Actions shall be deemed to have, fully, finally and forever released, relinquished and discharged, and shall ever be enjoined from prosecution of, VeriSign or any of its predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, heirs, related or affiliated entities, each of its past or present officers, directors, employees, partners, attorneys, personal or legal representatives, any entity in which VeriSign has a controlling interest, and all present and former officers, directors, and employees of VeriSign’s current and former subsidiaries for any and all claims of relief, demands, obligations, suits, actions, rights, causes of action, or liabilities whatsoever, whether known or Unknown Claims or claims suspected to exist, whether based on federal, state or local statutory or common law or any other laws, rule or regulation, that have been or could have been asserted which arise out of or relate in any way to the Released Claims. Nothing herein, however, shall constitute a release by the Individual Defendants of VeriSign and/or its insurers from the responsibility or requirement, if any, to advance legal expenses to, indemnify or insure him, in any proceeding, if such shall be required or permitted under VeriSign’s articles of incorporation or by-laws, Delaware law, or any indemnification agreement the Individual Defendants’ insurance policy, or similar agreement with VeriSign.

3.3 Upon the occurrence of the Effective Date, VeriSign and each of the Individual Defendants shall have, and by operation of the Judgments in the Actions shall be deemed to have, fully, finally and forever released, relinquished and discharged each and every Plaintiff and Plaintiffs’ respective counsel from all claims including unknown claims, arising out of, or relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims; provided, however, that nothing herein is meant to bar any claim relating solely to performance or enforcement of this Settlement Agreement.

3.4 Upon the occurrence of the Effective Date, each and every Plaintiff and Plaintiffs’ respective counsel shall have, and by operation of the Judgments in the Actions shall be deemed to have, fully, finally and forever released, relinquished and discharged each and every Individual Defendant from all claims including unknown claims, arising out of, or relating to, or in

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims; provided, however, that nothing herein is meant to bar any claim relating solely to performance or enforcement of this Settlement Agreement.

4. Waiver Of Unknown Or Unsuspected Claims

4.1 In granting the releases herein, the Parties acknowledge that they have read California Civil Code section 1542, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Parties expressly waive and relinquish all rights and benefits under section 1542 and any law or legal principle of similar effect in any jurisdiction with respect to the release of unknown or unsuspected claims relating to the Released Claims. The Parties acknowledge that the foregoing waiver was separately bargained for and a key element of this Settlement Agreement of which this release is a material and essential part. The Parties acknowledge that they may hereafter discover facts different from, or in addition to, those which they now know or believe to be true with respect to the Released Claims, and in this event agree that the releases contained in this Settlement Agreement shall be and remain effective in all respects.

5. Procedure For Approval

5.1 Promptly after this Settlement Agreement has been fully executed, VeriSign Counsel, Federal Plaintiffs’ Counsel, State Derivative Action Plaintiff’s Counsel and Santa Clara Action Plaintiffs’ Counsel shall submit this Settlement Agreement together with its Exhibits to the District Court and shall apply for entry of a Preliminary Order, substantially in the form attached hereto as Exhibit A, approving for mailing and distribution of the Notice, which shall include the general terms of the Settlement as set forth in this Settlement Agreement and the time, date, and location of the hearing to be held by the District Court to consider final approval of the Settlement. VeriSign’s Counsel and Federal Plaintiffs’ Counsel will propose to the District Court that notice of the proposed Settlement be provided to VeriSign’s current stockholders by (1) posting a copy of

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

the Notice on VeriSign’s corporate website, and (2) mailing a copy of the Notice via first-class mail to all VeriSign shareholders of record. Within ten (10) business days after the entry of the Preliminary Order in this District Court approving the Notice and proposed method of notice, VeriSign shall cause a copy of the Notice, substantially in the form of Exhibit B, to be mailed by first-class mail to all stockholders of record at the address provided on the books of the Company. If requested by any stockholder of record who holds shares on behalf of one or more beneficial holders, VeriSign promptly shall provide the stockholder of record with sufficient copies of the Notice for the stockholder of record to send to the beneficial holders on whose behalf the stockholder of record holds shares. If any stockholder of record sends a list of the names and addresses of such beneficial owners to the Notice Administrator, then the Notice Administrator shall promptly mail the Notice to such beneficial owners. All costs incurred in identifying and notifying VeriSign stockholders of the Settlement shall be paid by VeriSign, and in no event shall any of the Plaintiffs, Federal Plaintiffs’ Counsel, State Derivative Action Plaintiff’s Counsel or the Santa Clara Action Plaintiffs’ Counsel be responsible for any notice costs or expenses.

5.2 If the Settlement contemplated by this Settlement Agreement is approved by the District Court, VeriSign, Plaintiffs, and the Individual Defendants shall jointly request that the District Court enter a Judgment substantially in the form of Exhibit C attached hereto.

6. Dismissal Of The Santa Clara Action And The State Derivative Action

6.1 Within ten (10) business days of execution of this Settlement Agreement, the parties to the Santa Clara Action and the parties to the State Derivative Action shall notify the State Court of the Settlement Agreement, and apply to that court for a stay of all proceedings pending entry of a Judgment in the Federal Action granting final approval to this Settlement Agreement and dismissing the Federal Action with prejudice.

6.2 Within ten (10) business days of entry of a Judgment in the Federal Action granting final approval to this Settlement Agreement and dismissing the Federal Action with prejudice, the parties to the Santa Clara Action, and the parties to the State Derivative Action shall apply to the State Court for a dismissal with prejudice of their respective Actions and use best efforts to secure such dismissal.

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

7. Termination Rights And Effect Of Termination

7.1 Any Party may terminate and withdraw from this Settlement Agreement by providing written notice of their election to do so to the undersigned counsel for all other Parties within thirty (30) days after: (a) the District Court declines to preliminarily or finally approve this Settlement Agreement in any material respect; (b) the District Court declines to enter a Judgment granting final approval to this Settlement Agreement in any material respect; (c) the Judgment in the Federal Action is modified or reversed in any material respect; (d) the Federal Action is not dismissed with prejudice pursuant to the terms of this Settlement Agreement; (e) the Santa Clara Action is not dismissed with prejudice pursuant to the terms of this Settlement Agreement; or (f) the State Derivative Action is not dismissed with prejudice pursuant to the terms of this Settlement Agreement.

7.2 If the Effective Date cannot occur, or if any Party terminates the Settlement Agreement in accordance with the procedures set forth in paragraph 7.1 above, the Parties shall be restored to their respective positions in the Federal Action and the Santa Clara Action and the State Derivative Action, as of the date in this Settlement Agreement was executed, and, except as otherwise expressly provided herein, the Parties shall proceed in all respects as if this Settlement Agreement and any related orders had not been entered.

8. No Admission Of Wrongdoing

8.1 This Settlement Agreement, whether or not approved by the District Court, and any proceedings taken pursuant to this Settlement Agreement, any materials created by or received from another Party that were used in, obtained during, or related to settlement discussions, including, but not limited to all negotiations, documents, and statements in connection therewith, shall not be offered or received against any of the Parties as evidence of or construed as or deemed to be evidence of (a) any liability, negligence, fault, or wrongdoing of any of the Parties, (b) a presumption, concession, or admission with respect to any liability, negligence, fault, or wrongdoing, or in any way referred to for any other reason as against any of the Parties, in any other civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Settlement Agreement, (c) a presumption,

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

concession, or admission by any of the Individual Defendants or VeriSign with respect to the truth of any fact alleged in the Federal Action, the Santa Clara Action or the State Derivative Action, or the validity of any of the claims or the deficiency of any defense that was or could have been asserted in the respective Actions, (d) a presumption, concession, or admission by the Federal Plaintiffs, the Santa Clara Action Plaintiffs, the State Derivative Action Plaintiff, and VeriSign, of any infirmity in the claims asserted, or (e) an admission or concession that the consideration to be given hereunder represents the consideration which could be or would have been recovered at trial.

8.2 Nothing herein, however, shall prevent any of the Parties from using this Settlement Agreement, or any document or instrument delivered hereunder (a) to effect or obtain District Court approval of this Settlement Agreement, (b) to enforce the terms of this Settlement Agreement, (c) for purposes of defending, on the grounds of res judicata, collateral estoppel, release, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, any of the Claims asserted in the Federal Action, Santa Clara Action, or State Derivative Action against any of the Parties released pursuant to this Settlement Agreement, or (d) as otherwise required by law.

9. Attorneys’ Fees And Expenses

9.1 Subsequent to the negotiation of substantive terms of the settlement of the Actions, Federal Plaintiffs’ Counsel, Santa Clara Action Plaintiffs’ Counsel, and State Derivative Action Plaintiff’s Counsel negotiated an attorneys’ fee and expense provision with Counsel for VeriSign, reaching an agreement that VeriSign would pay, subject to court approval, attorneys’ fees and expenses in the aggregate amount of $750,000 to resolve on a global basis any and all claims regarding VeriSign’s historical stock option granting practices. These attorneys’ fees constitute full and complete compensation for the services provided by Federal Plaintiffs’ Counsel, the Santa Clara Action Plaintiffs’ Counsel, and the State Derivative Action Plaintiff’s Counsel. VeriSign, the Individual Defendants, and any Related Persons shall have no involvement in, responsibility for, and no liability whatsoever, with respect to the fee allocation among counsel for Plaintiffs, or if any other person asserts some claim to any portion of the attorneys’ fees and expenses.

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

9.2 Within ten (10) days of entry of a Judgment by the District Court finally approving this Settlement Agreement, VeriSign shall deposit into an account held by Barrack, Rodos & Bacine the attorneys’ fees and expenses awarded by the District Court to Federal Plaintiffs’ Counsel, the Santa Clara Action Plaintiffs’ Counsel, and the State Derivative Action Plaintiff’s Counsel, or, if the District Court has not yet issued an Order awarding attorneys’ fees and expenses, VeriSign shall deposit $750,000 into the account. Barrack, Rodos & Bacine and Wolf Haldenstein, co-lead counsel in the Federal Action, shall allocate the attorneys’ fees and expenses amongst counsel for Plaintiffs in the Federal Action, the Santa Clara Action and the State Derivative Action in a manner which they, in good faith, believe reflects the contributions of such counsel to the prosecution and settlement of the Actions. Payment of the attorneys’ fees and expenses will be made by VeriSign, and the Individual Defendants shall have no obligation whatsoever to make any such payment.

9.3 The award of attorneys’ fees and expenses is not a condition of this Settlement Agreement becoming effective. Any Order or proceeding relating to the award or disbursement of the attorneys’ fees and expenses, or any appeal from any Order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel this Settlement Agreement, or affect or delay the finality of the Judgment approving this Settlement Agreement or the Effective Date. If the amount of attorneys’ fees and expenses awarded by the District Court to Plaintiffs’ Counsel is less than the attorneys’ fees and expenses paid to the respective Plaintiffs’ Counsel by VeriSign pursuant to the preceding paragraphs 9.1 and 9.2, then the amount of overpayment, and any and all interest accrued thereon since the payment, calculated based on the interest rate on the 30-day Treasury Bills on the date of payment, shall be refunded to VeriSign by the respective Plaintiffs’ Counsel receiving the overpayment within ten (10) business days of the respective award of attorneys’ fees and expenses. Further, if, for any reason, the Effective Date of this Settlement Agreement cannot occur, or, if as a result of any appeal, further proceedings, or successful collateral attack, the award of attorneys’ fees and expenses to either the Federal Plaintiffs’ Counsel, the Santa Clara Action Plaintiffs’ Counsel, or the State Derivative Action Plaintiff’s Counsel is amended, modified, or does not become Final, then the attorneys’ fees and expenses or

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

overpayment of attorneys’ fees and expenses to counsel for Plaintiffs, and any and all interest accrued thereon since payment, calculated based on the interest rate on the 30-day Treasury Bills on the date of payment, shall be returned to VeriSign within ten (10) business days from receipt of written notice informing the counsel for Plaintiffs that the Effective Date will not occur, or informing the counsel for Plaintiffs of any amendment or modification to the award of attorneys’ fees and expenses. The repayment obligation set forth in this paragraph is the obligation of those Federal Plaintiffs’ Counsel, Santa Clara Action Plaintiffs’ Counsel, and State Derivative Action Plaintiff’s Counsel who have received payment, and each such respective Counsel’s law firm, as a condition of receiving such payment, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of California and this District Court for the purposes of enforcing this repayment provision.

10. Miscellaneous Provisions

10.1 All of the Exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

10.2 The Parties (a) acknowledge that it is their intent to consummate this Settlement Agreement; and (b) agree to act in good faith and cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Settlement Agreement and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of this Settlement Agreement.

10.3 The Parties agree that this Settlement Agreement was negotiated at arm’s-length and in good faith by the Parties, and that this Settlement Agreement was reached voluntarily after consultation with experienced legal counsel.

10.4 While the Individual Defendants and VeriSign deny that the claims advanced in the Federal Action, Santa Clara Action, and State Derivative Action are meritorious, the Individual Defendants and VeriSign will not deny that, based upon the publicly available information at the time, the Federal Action, the Santa Clara Action and the State Derivative Action were filed and maintained (or “and prosecuted”) in good faith and in accordance with the applicable state and federal laws, including Federal Rule of Civil Procedure 11 and all other similar laws. The Parties

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

will jointly request that the Judgment contain a finding that during the course of the litigation, the Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11, and all other similar laws.

10.5 This Settlement Agreement may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by all Parties hereto or their successors-in-interest.

10.6 The headings used herein are used for the purpose of convenience only and are not meant to have legal effect.

10.7 This Settlement Agreement and the Exhibits attached hereto constitute the entire agreement between the Parties and no representations, warranties, or inducements have been made to any party concerning this Settlement Agreement or its Exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

10.8 The construction, interpretation, operation, effect, and validity of this Settlement Agreement, and all documents necessary to effectuate it, shall be governed by the laws of the State of California, without regard to conflict of laws principles.

10.9 This Settlement Agreement shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that this Settlement Agreement is the result of arm’s-length negotiations between the Parties and all Parties have contributed substantially and materially to the preparation of this Settlement Agreement.

10.10 Except as otherwise expressly provided herein, this Settlement Agreement shall be binding upon and inure to the benefit of the Parties and their affiliates and their respective agents, executors, heirs, successors, and assigns, subject to the conditions set forth herein.

10.11 The District Court shall retain jurisdiction with respect to implementation and enforcement of the terms of this Settlement Agreement, and all Parties hereto submit to the jurisdiction of the District Court for purposes of implementing and enforcing the Settlement embodied in this Settlement Agreement.

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

10.12 All counsel and any other person executing this Settlement Agreement and any of the Exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to this Settlement Agreement to effectuate its terms.

10.13 All notices required to be furnished under this Settlement Agreement shall be furnished to and agreed to by VeriSign’s Counsel, Federal Plaintiffs’ Counsel, Santa Clara Action Plaintiffs’ Counsel, State Derivative Action Plaintiff’s Counsel and the Individual Defendants’ Counsel.

10.14 This Settlement Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Settlement Agreement to be executed by their duly authorized attorneys, dated as of January 27, 2010.

DATED: January 27, 2010	Respectfully submitted,

BARRACK, RODOS & BACINE STEPHEN R. BASSER

/s/ Stephen R. Basser
STEPHEN R. BASSER

600 West Broadway, Suite 900 San Diego, CA 92101 - AND -

BARRACK, RODOS & BACINE

DANIEL E. BACINE

JEFFREY W. GOLAN

CHAD A. CARDER

3300 Two Commerce Square

2001 Market Street

Philadelphia, PA 19103

Attorneys for Lead Plaintiff Port Authority of Allegheny County Retirement and Disability Allowance Plan for Employees Represented by Local 85 of the Amalgamated Transit Union

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

DATED: January 27, 2010	WOLF HALDENSTEIN ALDER FREEMAN & HERZ LLP
FRANCIS M. GREGOREK
RACHELE R. RICKERT

/s/ Francis M. Gregorek
FRANCIS M. GREGOREK

750 B Street, Suite 2770 San Diego, CA 92101 Attorneys for Lead Plaintiff Ruthy Parnes

DATED: January 27, 2010	STULL, STULL & BRODY PATRICE BISHOP

/s/ Patrice Bishop
PATRICE BISHOP

10940 Wilshire Blvd., Suite 2300 Los Angeles, CA 90024

Attorney for Santa Clara Action Plaintiffs

DATED: January 27, 2010	AKIN GUMP STRAUSS HAUER & FELD STEVEN KAUFHOLD

/s/ Steven Kaufhold
STEVEN KAUFHOLD

2029 Century Park East, Suite 2400 Los Angeles, CA 90067-3012

Attorneys for Defendants Dana L. Evan, Gregory L. Reyes and Stratton D. Sclavos

DATED: January 27, 2010	PAUL, HASTINGS, JANOFSKY & WALKER LLP
CHRISTOPHER H. McGRATH

/s/ Christopher H. McGrath
CHRISTOPHER H. McGRATH

4747 Executive Drive, 12th Floor San Diego, CA 92121

Attorneys for Nominal Defendant VeriSign, Inc.

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH

DATED: January 27, 2010	COOLEY GODWARD KRONISH LLP KOJI FUKUMURA

/s/ Koji Fukumura
KOJI FUKUMURA

4401 Eastgate Mall San Diego, CA 92121-1909

Attorneys for Defendants Kevin Compton, Quentin P. Gallivan, Michelle Guthrie, Diana S. Keith, Robert J. Korzeniewski, Scott G. Kriens, F. Terry Kremian, Roger H. Moore, Edward A. Mueller, Anil H.P. Pereira, William A. Roper, Jr., Arnold Schaeffer, Louis A. Simpson and Richard A. Yanowitch

DATED: January 27, 2010	ORRICK, HERRINGTON & SUTCLIFFE LLP
JAMES N. KRAMER

/s/ James N. Kramer
JAMES N. KRAMER

The Orrick Building 405 Howard Street San Francisco, CA 94105-2669

Attorneys for Defendants D. James Bidzos, William L. Chenevich, David J. Cowan, Len J. Lauer and Timothy Tomlinson

VERISIGN:17422.STIP

STIPULATION AND AGREEMENT OF SETTLEMENT OF LITIGATION – MASTER FILE NO. C-06-4165 PJH